BYLAWS

OF

Pahrump Valley Truss, Inc.

BYLAWS OF

Pahrump Valley Truss, Inc.

TABLE OF CONTENTS

STOCKHOLDERS	1
Place of Holding Annual Meetings
1
Annual Election of Directors
1
Voting
1
Quorum
2
Adjournment of Meetings
2
Special Meetings; Now Called
2
Notice of Stockholders' Meetings
2
DIRECTORS	3
Number, Term, Quorum
3
First Meeting
3
Election of Officers
3
Regular Meetings
4
Special Meetings; How Called; Notice
4
Place of Meeting
4
General Powers of Directors
4
Specific Powers of Directors
4
Compensation of Directors
5
COMMITTEES	6
Designation of Committees
6
Minutes
6
OFFICERS	6
Elected Officers
6
President
6
Vice President
7
Secretary
7
Treasurer
7
RESIGNATIONS, FILLING OF VACANCIES	8
INCREASE OF NUMBER OF DIRECTORS
8
Resignations
8
Filling of Vacancies
8
Increase of Number of Directors
8
CAPITAL STOCK	8
Certificates of Stock
8
Lost Certificates
9
Transfer of Shares
9
Closing of Transfer Books
9
Dividends
9
MISCELLANEOUS PROVISIONS	10
Corporate Seal
10
Fiscal Year
10
Principal Office
10
Checks, Drafts, Notes
10
Notice and Waiver of Notice
10
Indemnity of Directors and Officers
10
AMENDMENTS	11
Amendment of By-Laws
11

BYLAWS OF

Pahrump Valley Truss, Inc.

ARTICLE I

STOCKHOLDERS

Section 1. Place of Holding Annual Meetings.

Annual meetings of the stockholders shall be held at the office of the corporation in the City of Hesperia, in the State of CA or any other place the directors of the corporation may direct.

Section 2. Annual Election of Directors.

The annual meeting of stockholders for the election of directors and the transaction of other business shall be held on the second Tuesday of September, as needed at 2 p.m. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote, shall by plurality vote, by ballot, elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

No change of the time or place of a meeting for the election of directors, as fixed by the Bylaws, shall be made within sixty (60) days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder entitled to vote, in person, or by letter mailed to his last known post office address, twenty (20) days before the election is held.

Section 3. Voting.

Each stockholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. After the first election of directors, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as the record date for the determination of its stockholders entitled to vote, as hereinafter provided in Section 4 of the Article VI, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty (20) days next preceding such election. The vote for directors, and, upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by plurality vote except as otherwise provided by the Articles of Incorporation and/or by the laws of the State of Nevada.

Section 4. Quorum.

Except as provided in the next section hereof, any number of stockholders together holding at least majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business.

Section 5. Adjournment of Meetings.

If less than a quorum shall be in attendance at any time for which the meeting shall have been called, the meeting may, after the lapse of at least half an hour, be adjourned from time to time by a majority of the stockholders present or represented and entitled to vote thereat. If notice of such adjourned meeting is sent to the stockholders entitled to receive the same, such notice also containing a statement for the purpose of the meeting and that the previous meeting failed for lack of a quorum, and that under the provisions of this Section it is proposed to hold the adjourned meeting with a quorum of those present, then any number of stockholders, in person or by proxy, shall constitute a quorum at such meeting unless otherwise provided by statute.

Section 6. Entry of Notice.

An entry in the minutes of any meeting of stockholders, whether annual or special, to the effect that notice has been duly given, shall be conclusive and incontrovertible evidence that due notice of such meeting was given to all stockholders as required by law and these Bylaws.

Section 7. Special Meetings; Now Called.

Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, and shall be called upon a requisition in writing therefore, stating the purpose or purposes thereof, delivered to the President or Secretary, signed by a majority of the directors or by majority interest of the stockholders entitled to vote, or by resolution of the directors.

Section 8. Notice of Stockholders' Meetings.

Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be mailed by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten (10) days before the meeting in the case of an annual meeting and thirty (30) days before the meeting in the case of a special meeting.

No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Notice required in Section 7 hereof shall be waived if a Waiver of Notice stating the time, place and purpose of the meeting shall have been signed by all of the stockholders entitled to vote, either before or after the holding of said meeting.

ARTICLE II

DIRECTORS

Section 1. Number, Term, Quorum.

The number of directors shall be at least one (1) member and no more then fifteen (15) members. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify; provided that in the event of failure to hold such meeting or to hold such election at such meeting, it may be held at any special meeting of the stockholders called for that purpose. Directors need not be stockholders.

A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 2. First Meeting.

The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

Section 3. Election of Officers.

At the first meeting, or at any subsequent meeting called for the purpose, the directors shall elect a President from their number, one or more Vice-Presidents, a Treasurer and a Secretary, and one or more Assistant Secretaries, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualified.

Section 4. Regular Meetings.

Regular meetings of the directors may be held without notice on the second Tuesday of the month as needed at 3 p.m..

Section 5. Special Meetings; How Called; Notice.

Special meetings of the Board may be called by the President or by the Secretary on the written request of any two directors on thirty (30) days' notice to each director.

Notice required in Section 5 hereof shall be waived if a Waiver of Notice stating the time, place and purpose of the meeting shall have been signed by all of the directors entitled to vote, either before or after the holding of said meeting.

Section 6. Place of Meeting.

The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside the State of Nevada, at any office or offices of the corporation or at any other place as they may from time to time by resolution determine.

Section 7. General Powers of Directors.

The Board of Directors shall have the management of the business of the corporation, and, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the corporation.

Section 8. Specific Powers of Directors.

Without prejudice to such general powers, it is hereby expressly declared that the directors shall have the following powers to-wit:

(1) To adopt and alter a common seal of the corporation.

(2) To make and change regulations, not inconsistent with these Bylaws, for the management of the corporation's affairs and business.

(3) To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire.

(4) To pay for any property purchased for the corporation either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

(5) To borrow money and to make and issue notes, bonds, and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

(6) To remove any officer for cause, or any officer other than the President summarily without cause, and in their discretion, from time to time, to develop the powers and duties of any officer upon any other person for the time being.

(7) To appoint and remove or suspend such subordinate officers, agents or factors as they may deem necessary and to determine their duties and fix, and from time to time change their salaries or remuneration, and to require security as and when they think fit.

(8) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

(9) To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

(10) To determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other corporations held by this corporation.

(11) To delegate any of the powers of the Board in relation to the ordinary business of the corporation to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they think fit.

(12) To call special meetings of the stockholders for any purpose or purposes.

(13) The directors shall have the right and the power to propose any amendment to the Bylaws of this corporation at any meeting whether called for that purpose or not and to submit to the next regular meeting of directors said proposal or amendment to the Bylaws of this corporation.

Section 9. Compensation of Directors.

Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III

COMMITTEES

Section 1 Designation of Committees.

The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws, or as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2 Minutes.

The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

ARTICLE IV

OFFICERS

Section 1 Elected Officers.

The officers of the corporation, in addition to the directors, shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as may from time to time be elected or appointed by the Board of Directors. One person may hold more then one office.

Section 2. President.

The President shall, when present, preside at all meetings of the directors, and act as temporary chairman at, and call to order all meetings of the stockholders; and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes, appoint and discharge employees and agents of the corporation, and fix their compensation, make and sign contracts and agreements in the name and behalf of the corporation, and while the directors and/or committees are not in session, he shall have general management and control of the business and affairs of the corporation; he shall see that the books, reports, statements and certificates required by the statute under which this corporation is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of President, or which are authorized or required by law.

Section 3. Vice President.

Each Vice President shall have such powers and shall perform such duties as shall have been assigned to him by the directors.

Section 4. Secretary.

The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

Section 5. Treasurer.

The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation; he shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same, he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the President or the directors, he shall render a statement of his cash accounts; he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall unless otherwise determined by the directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect of the stock and securities of the corporation; and he shall perform all of the other duties incident to the office of Treasurer. He shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

ARTICLE V

RESIGNATIONS, FILLING OF VACANCIES;

INCREASE OF NUMBER OF DIRECTORS

Section 1. Resignations.

Any directors, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 2. Filling of Vacancies.

If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

Section 3. Increase of Number of Directors.

The number of directors may be increased at any time by the affirmative vote of a majority of the directors (or by the affirmative vote of a majority in interest of the stockholders), at a special meeting called for that purpose, and by like vote, the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates of Stock.

Certificates of stock, numbered and with the seal of the corporation affixed, signed by the President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of such officers may be facsimiles.

Section 2. Lost Certificates.

A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

Section 3. Transfer of Shares.

The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer, the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued.

Section 4. Closing of Transfer Books.

The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of meeting of stockholders or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books, of the corporation after any such record date fixed as aforesaid.

Section 5. Dividends.

Subject to the provisions of the Articles of Incorporation, if any, the directors may declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the corporation.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal.

The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 2. Fiscal Year.

The fiscal year of the corporation shall be the calendar year.

Section 3. Principal Office.

The principal office shall be established and maintained at such office as the director's may direct.

Section 4. Checks, Drafts, Notes.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5. Notice and Waiver of Notice.

Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the date of such mailing. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute.

Section 6. Indemnity of Directors and Officers.

Each director or officer, whether or not then in office, shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon him in connection or resulting from any action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer. The foregoing right to indemnity shall include reimbursement of the amounts and expenses paid in settling any such action, suit or proceeding when settling appears to be in the interest of the corporation, and shall not be exclusive of other rights to which such director or officer may be entitled as a matter of law.

ARTICLE VIII

AMENDMENTS

Section 1. Amendment of Bylaws.

The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding, or the directors by the affirmative vote of a majority of the directors, may at any meeting, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, amend or alter any of these Bylaws.

I hereby certify that the above and foregoing Bylaws are a true and correct copy of the Bylaws of Pahrump Valley Truss, Inc., a Nevada corporation, as adopted on the ___ day of October, 2003.

________________________________

Mark Presgraves, Secretary